Exhibit 23.2

CONSENT OF K&L GATES LLP

As counsel to Subaye.com, Inc., we hereby consent to the reference to this firm under the caption “Legal Matters” contained in the Prospectus which is part of the Registration Statement.

/s/ K&L Gates LLP
K&L Gates LLP

May 12, 2009